Exhibit 10.11

Execution Copy

MANAGEMENT AGREEMENT

This Management Agreement (this “Agreement”) is entered into as of March 29, 2007 by and among Univision Communications Inc., a Delaware corporation (the “Company”) Broadcasting Media Partners, Inc., a Delaware corporation (“BMP”), Broadcast Media Partners Holdings, Inc., a Delaware corporation (“BMPH” and, together with the Company and BMP, the “Univision Corporations”), Madison Dearborn Partners IV, L.P. (“MDPIV”), Madison Dearborn Partners V-B, L.P. (“MDPV” and together with MDPIV, “MDP”), Providence Equity Partners V Inc. (“PEPV”), Providence Equity Partners L.L.C. (“PEPVI” and together with PEPV, “PEP”), KSF Corp. (“SCG”), THL Managers VI, LLC (“THL”), and TPG Capital, L.P. (“TPG”, and together with MDP, PEP, SCG and THL, each a “Manager” and together, the “Managers”; provided that each such entity shall cease to be a “Manager” for all purposes hereunder at such time as investment funds affiliated with such Manager are no longer members of a Principal Investor Group). Certain capitalized terms used herein are specifically defined in Section 6.

RECITALS

WHEREAS, each of BMP, BMPH and Umbrella Acquisition, Inc., a Delaware corporation (“Umbrella”), has been formed for the purpose of engaging in a transaction in which Umbrella will be merged with and into the Company, with the Company surviving (the “Merger”) pursuant to an Agreement and Plan of Merger between BMP, Umbrella and the Company dated as of June 26, 2006 (as amended from time to time, the “Merger Agreement”).

WHEREAS, to enable Umbrella to engage in the Merger and related transactions, MDP, PEP, THL and TPG provided financial and structural advice and analysis as well as assistance with due diligence investigations and negotiations (the “Financial Advisory Services”); and

WHEREAS, the Univision Corporations want to retain the Managers to provide certain management, consulting and advisory services to the Univision Corporations, and the Managers are willing to provide such services on the terms set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. Each of the Managers hereby agrees that, during the term of this Agreement (the “Term”) it will provide the following management, consulting and advisory services to the Univision Corporations as requested from time to time by the Boards of Directors of the Univision Corporations:

(a) advice in connection with the negotiation of agreements, contracts, documents and instruments relating to the Univision Corporations’ financing;

(b) financial, managerial and operational advice in connection with the Univision Corporations’ business, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Univision Corporations and their subsidiaries; and

(c) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as such Manager and the Univision Corporations may from time to time agree in writing.

Each of the Managers shall devote such time and efforts to the performance of services contemplated hereby as such Manager deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by any Manager on a weekly, monthly, annual or other basis. The Univision Corporations acknowledge that each of the Managers’ services are not exclusive to any of the Univision Corporations and that each Manager will render similar services to other persons and entities. The Managers and the Univision Corporations understand that the Univision Corporations may, at times, engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, services provided by the Managers under this Agreement. In providing services to the Univision Corporations, each Manager will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.

2. Payment of Fees.

(a) The Univision Corporations, jointly and severally, will pay to MDP, PEP, THL and TPG (or such affiliates as they may respectively designate), in consideration of the Managers providing the Financial Advisory Services, an aggregate transaction fee (the “Transaction Fee”) in the amount of $200,000,000, such fee being payable at the closing of the Merger. The Transaction Fee shall be divided among MDP, PEP, THL and TPG as follows:

MDPIV:	$22,005,630

MDPV:	$27,994,370

PEPV:	$29,405,587

PEPVI:	$20,594,413

THL:	$50,000,000

TPG:	$50,000,000

(b) During the Term, the Univision Corporations, jointly and severally, will pay to the Managers (or such affiliates as they may respectively designate), a quarterly periodic fee (the “Periodic Fee”) of 2% of EBITDA for the calendar quarter in question in exchange for the ongoing services provided by the Managers under Section 1 of this Agreement, such fee being payable by the Company in arrears as soon as practicable following the determination of EBITDA for the applicable calendar quarter. The Periodic Fee shall be payable in full for any quarter during which this Agreement was in effect for any portion thereof and shall not be refundable in whole or in part. The Periodic Fee shall be divided among the Managers pro rata in proportion, as of such date, to the funds committed by investment funds affiliated with each Manager under the Equity Commitment Letter, as set forth on Schedule 1 (the “Managers’ Pro Rata Percentage”); provided that, for purposes of this Agreement, (i) the MDP Investors and their respective Affiliated Funds shall be deemed to be investment funds affiliated with MDP; (ii) the PEP Investors and their respective Affiliated Funds shall be deemed to be investment funds affiliated with PEP; (iii) the SCG Investors and their respective Affiliated Funds shall be deemed to be investment funds affiliated with SCG, (iv) the THL investors and their respective Affiliated Funds shall be deemed to be investment funds affiliated with THL; and (v) the TPG Investors and their respective Affiliated Funds shall be deemed to be investment funds affiliated with TPG.

(c) During the Term, the Mangers will advise the Univision Corporations in connection with debt or equity financing, acquisition, disposition and change of control transactions involving the Univision Corporations or any of their respective direct or indirect subsidiaries (however structured), and the Univision Corporations, jointly and severally, will, for each transaction which has a gross transaction value of at least $25,000,000, pay to the Managers (or such affiliates as they may respectively designate) an aggregate fee (the “Subsequent Fee”) in connection with each such transaction equal to one percent (1%) of the gross transaction value of such transaction or such other amount as may be mutually agreed by the applicable Univision Corporation and the Requisite Managers, such fee to be due and payable for the foregoing services at the closing of such transaction. Each Subsequent Fee shall be divided among the Managers according to the Managers’ Pro Rata Percentage, as of such date.

3. Term. This Agreement shall continue in full force and effect until December 31, 2017; provided that this Agreement shall be automatically extended each December 31 for an additional year unless the Univision Corporations or the Requisite Managers provide written notice of their desire not to automatically extend the term of this Agreement to the other parties hereto at least ninety (90) days prior to such December 31; provided, further, (a) that the Requisite Managers may cause this Agreement to terminate at any time and (b) this Agreement shall terminate automatically immediately prior to the earlier of (i) an Initial Public Offering, and (ii) Change of Control (as defined in the Stockholders Agreement), unless the Requisite Managers determine otherwise. In the event of a termination of this Agreement, the Univision Corporations, jointly and severally, shall pay each of the Managers (or such affiliates as they may respectively designate) (i) all unpaid Periodic Fees (pursuant to Section 2(b) above), Subsequent Fees (pursuant to Section 2(c) above) and expenses (pursuant to Section 4(a) below) due with respect to periods prior to the date of termination plus (ii) the sum of the net present values (using discount rates equal to the then yield on U.S. Treasury Securities of like maturity) of the Periodic Fees that would have been payable with respect to the period from the date of termination until the expiration date in effect immediately prior to such termination, assuming, for such purposes, that (1) the baseline EBITDA for purposes of such calculation is the greater of (A) EBITDA for the most recently completed quarter and (B) the average of the EBITDA for the last four completed quarters and (2) EBITDA would have grown during each subsequent quarter until the expiration date in effect immediately prior to such termination at a rate reflecting the greater of (A) a compounded annual growth rate of 10%, and (B) the compounded annual growth rate of the last two completed fiscal years. The amounts described in clause (ii) above shall be divided among the Managers according to the Managers’ Pro Rata Percentage, as of such date. Sections 4 and 5 of this Agreement shall survive any termination of this Agreement with respect to matters occurring before, on or after the date of such termination.

4. Expenses; Indemnification.

(a) Expenses. The Univision Corporations, jointly and severally, will pay on demand all Reimbursable Expenses. As used herein, “Reimbursable Expenses” means (A) all expenses incurred or accrued prior to the date on which the transactions contemplated by the Merger Agreement are consummated (the “Closing Date”) by any of the Managers or their affiliates in connection with this Agreement, the Merger or any related transactions, consisting of their respective out-of-pocket expenses for travel and other incidentals in connection with such transactions (including, without limitation, all air travel and other travel related expenses) and the out-of-pocket expenses and the fees and charges of the consultants and advisors listed in Schedule 2 hereof, any other consultants or advisors retained by the Managers in connection with the Merger and related transactions, (B) reasonable out-of-pocket expenses incurred from and after the Closing Date relating to their Affiliated Funds’ investment in, the operations of, or the services provided by the Managers or former Managers to, the Univision Corporations or any of their affiliates from time to time (including, without limitation, all air travel and other travel related expense); provided, however, that the Requisite Managers must approve any expenses referred to in this clause (B) other than routine out-of-pocket expenses, (C) reasonable out-of-pocket legal expenses incurred by any Manager or former Manager or their affiliates from and after the Closing Date in connection with the enforcement of rights or taking of actions under this Agreement, the Univision Corporations’ certificates of incorporation and bylaws, the Stockholders Agreement, the Participation, Registration Rights and Coordination Agreement or the Principal Investor Agreement; provided that the reimbursement of expenses incurred by the Managers or former Managers, or their affiliates, which are subject to reimbursement under Section 4.3 of the Principal Investor Agreement, will be governed by, and subject to any limitations contained in, such section and (D) expenses incurred from and after the Closing Date by the Managers or former Managers, and their affiliates, which the Requisite Managers agree are properly allocable to the Univision Corporations under this Agreement.

(b) Indemnity and Liability. The Univision Corporations, jointly and severally, will indemnify, exonerate and hold each of the Managers and former Managers, and each of their respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) this Agreement, the Merger, any transaction to which a Univision Corporation is a party or any other circumstances with respect to a Univision Corporation (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of any breach of the Principal Investor Agreement, the Stockholders Agreement or the Participation, Registration Rights and Coordination Agreement by such Indemnitee or its affiliated or associated Indemnitees or any transaction entered into after the Closing Date or other circumstances existing after the Closing Date with respect to which the interests of such Indemnitee or its affiliated or associated Indemnitees were adverse to the interests of the Univision Corporations) or (ii) operations of, or services provided by any of the Managers or former Managers to the Univision Corporations, or any of their affiliates from time to time, whether pursuant to this Agreement or otherwise; provided that the foregoing indemnification rights shall not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct, and provided, further, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Univision Corporations hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For purposes of this Section 4(b), none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Univision Corporations, then such payments shall be promptly repaid by such Indemnitee to the Univision Corporations. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees shall in any event be liable to the Univision Corporations or any of their affiliates for any act or omission suffered or taken by such Indemnitee in connection with, relating to or arising out of this Agreement, including without limitation the services provided by such Indemnitee to any of the Univision Corporations or any of their affiliates (a) that does not constitute gross negligence or willful misconduct or (b) in excess of the fees received by the applicable Manager hereunder. If the Indemnitees related to more than one Manager or former Manager are similarly situated with respect to their interests in connection with a matter that may be an Indemnified Liability and such Indemnified Liability is not based on a Third-Party Claim, the Indemnitees may enforce their rights pursuant to this Section 4(b) with respect to such matter only with the consent of at least a majority of the Managers or former Managers whose Indemnitees are so involved. In the event that any party that was previously a Manager hereunder ceases to be a Manager in accordance with the definition thereof, the provisions hereof for the benefit of Indemnitees of such party shall inure to such Indemnitees and their successors and assigns.

5. Disclaimer and Limitation of Liability.

(a) Disclaimer; Standard of Care. None of the Mangers or former Managers makes any representations or warranties, express or implied, in respect of the services to be provided by any Manager or former Managers hereunder. In no event shall any of the Managers or former Manager be liable to the Univision Corporations or any of their affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence or willful misconduct of such Manager or former Manager as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Limitation of Liability. In no event will any of the Managers or former Managers or any of their Indemnitees be liable to the Univision Corporations or any of their affiliates or either of the other Managers or former Managers or their Indemnitees for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to, in connection with or arising out of this Agreement, including without limitation the services to be provided by the Managers or former Managers hereunder, or for any act or omission that does not constitute gross negligence or willful misconduct or in excess of the fees received by the applicable Manager hereunder.

6. Definitions. For purposes of this agreement, the following terms shall have the following meanings:

“Affiliated Funds” shall have the same meaning given to it in the Principal Investor Agreement.

“EBITDA” shall have the meaning given to such term in the Indenture as in effect on the date hereof; provided that for purposes of this agreement, “EBITDA” for any quarter, and any other amount required to be calculated in order to calculate “EBITDA” for such quarter shall be calculated as if the Periodic Fee were not paid.

“Equity Commitment Letter” shall have the same meaning given to it in the Merger Agreement.

“Change of Control” shall have the same meaning given to it in the Principal Investor Agreement.

“Indenture” shall mean the Indenture, dated as of March 29, 2007, between the Company, as issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a Supplemental Indenture, dated March 29, 2007, by and among the Company, the guarantors named on the signature pages thereto and the Trustee, relating to the issuance of 9.75%/10.50% Senior Notes due 2015 of the Company.

“Initial Public Offering” shall have the meaning given to such term in the Principal Investor Agreement.

“Majority Principal Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“MDP Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“Participation, Registration Rights and Coordination Agreement” means the Participation, Registration Rights and Coordination Agreement dated March 29, 2007 among BMP, BMPH, Umbrella and certain stockholders of BMP and BMPH.

“Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, or other entity of any kind.

“Principal Investor Agreement” means the Principal Investor Agreement dated March 29, 2007 among BMP, BMPH, Umbrella and the Principal Investors (as defined therein).

“Principal Investor Group” shall have the meaning given to such term in the Principal Investor Agreement.

“PEP Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“Requisite Managers” shall mean, at any time, the approval of Managers whose affiliated investment funds constitute Majority Principal Investors.

“SCG Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“Shares” shall have the meaning given to such term in the Principal Investor Agreement.

“Stockholders Agreement” means the Stockholders Agreement dated March 29, 2007 among BMP, BMPH, Umbrella and certain stockholders of BMP and BMPH.

“Third-Party Claim” means any (i) claim brought by a Person other than a Univision Corporation, a Manager or any indemnified Person related to a Manager and (ii) any derivative claim brought in the name of a Univision Corporation that is initiated by a Person other than a Manager or any indemnified Person related to a Manager.

“THL Investors” shall have the meaning given to such term in the Principal Investor Agreement.

“TPG Investors” shall have the meaning given to such term in the Principal Investor Agreement.

7. Assignment, etc. Except as provided below, none of the parties hereto shall have the right to assign this Agreement without the prior written consent of each of the other parties. Notwithstanding the foregoing, (a) any Manager may assign all or part of its rights and obligations hereunder to any of its respective affiliates which provides services similar to those called for by this Agreement, in which event such Manager shall be released of its rights to fees under Section 2 and reimbursement of expenses under Section 4(a) and all of its obligations hereunder and (b) the provisions hereof for the benefit of Indemnitees of the Managers shall inure to the benefit of such Indemnitees and their successors and assigns.

8. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective unless in writing and executed by the Requisite Managers and the Univision Corporations; provided, that any amendment that would increase any fee pursuant to this Agreement shall require the written consent of the Requisite Managers and the Univision Corporations and any amendment or waiver that discriminates against a Manager will require the consent of such Manager; and provided, further, that any Manager may waive any portion of any fee to which it is entitled pursuant to this Agreement, and, unless otherwise directed by such Manager, such waived portion shall revert to the other Managers, according to the Managers’ Pro Rata Percentage, without taking into account such waiving Manager. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

9. Governing Law; Jurisdiction.

(a) Choice of Law. This Agreement and all matters arising under or related to this Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(b) Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject mater hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11 hereof is reasonably calculated to give actual notice.

(c) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9(c) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9(c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

10. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

11. Notice. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile or email (if provided and the recipient acknowledges receipt thereof by reply e-mail or otherwise), or (c) sent by overnight courier, in each case, addressed as follows:

If to a Univision Corporation, to it:

c/o Univision Communications Inc.

1999 Avenue of the Stars, Suite 3050

Los Angeles, California 90067

Facsimile No.: (310) 556-1526

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

50 Kennedy Plaza, 11th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 278-4701

Attention: David K. Duffell, Esq.

if to MDPIV or MDPV, to them:

c/o Madison Dearborn Partners

Three First National Plaza, suite 3800

Chicago, Illinois, 60602

Facsimile No.: (312) 895-1221

Attention: James N. Perry, Jr.

with a copy (which shall not constitute notice) to:

Three First National Plaza, suite 3800

Chicago, Illinois, 60602

Facsimile No.: (312) 895-1041

Attention: Mark Tresnowski, Esq.

if to PEPV or PEPVI, to them:

c/o Providence Equity Partners Inc.

50 Kennedy Plaza, 18th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 751-1790

Attention: Jonathan M. Nelson

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

50 Kennedy Plaza, 11th Floor

Providence, Rhode Island 02903

Facsimile No.: (401) 278-4701

Attention: David K. Duffell, Esq.

If to SCG, to it:

c/o Saban Capital Group

10100 Santa Monica Boulevard

Suite 2600

Los Angeles, California 90067

Facsimile No.: (310) 557-5103

Attention: Adam Chesnoff

with a copy (which shall not constitute notice) to:

10100 Santa Monica Boulevard

Suite 2600

Los Angeles, California 90067

Facsimile No.: (310) 557-5103

Attention: Niveen Tadros, Esq.

If to THL, to it:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, Massachusetts 02110

Facsimile No.: (617) 227-3514

Attention: Scott Sperling

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Facsimile No.: (617) 772-8333

Attention: David P. Kreisler, Esq.

If to TPG, to it:

c/o Texas Pacific Group

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Facsimile No.: (817) 871-4010

Attention: Clive D. Bode

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Facsimile No.: (212) 225-3999

Attention: Paul L. Shim, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (x) on the date received, if personally delivered, (y) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the, first business day thereafter and (z) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

12. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

14. Payments. Each payment made pursuant to Sections 2 or 3 shall be paid by wire transfer of immediately available federal funds to the accounts specified on Schedule 3 hereto, or to such other account(s) as the applicable Manager may specify to the Company in writing prior to such payment.

15. TPG Payment. The Company and the Managers hereby acknowledge that, from and after the date hereof, 21.32% of all Transaction Fee, Periodic Fees and Subsequent Fees received by TPG shall be in respect of the services performed by the Managers in connection with the investment of TPG Partners Umbrella International IV, L.P. in the Univision Corporations, 11.49% of all Transaction Fee, Periodic Fees and Subsequent Fees received by TPG shall be in respect of the services performed by the Managers in connection with the investment of TPG Partners Umbrella IV, L.P. in the Univision Corporations, 33.38% of all Transaction Fee, Periodic Fees and Subsequent Fees received by TPG shall be in respect of the services performed by the Managers in connection with the investment of TPG Umbrella V, L.P. in the Univision Corporations, 25.06% of all Transaction Fee, Periodic Fees and Subsequent Fees received by TPG shall be in respect of the services performed by the Managers in connection with the investment of TPG Umbrella International V, L.P. in the Univision Corporations, 1.86% of all Transaction Fee, Periodic Fees and Subsequent Fees received by TPG shall be in respect of the services performed by the Managers in connection with the investment of TPG Umbrella Co-Investment, L.P. in the Univision Corporations, and 6.90% of all Transaction Fee, Periodic Fees and Subsequent Fees received by TPG shall be in respect of the services performed by the Managers in connection with the investment of TPG Umbrella International Co-Investment, L.P. in the Univision Corporations. Such allocation is in accordance with the respective Purchase Price Value of the Shares held by each of TPG Umbrella IV, L.P., TPG Umbrella International IV, L.P., TPG Umbrella V, L.P., TPG Umbrella International V, L.P., TPG Umbrella Co-Investment, L.P. and TPG Universe International Co-Investment, L.P. as the date of determination.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	BROADCASTING MEDIA PARTNERS, INC.

	By:	*
	Name:	James C. Carlisle
	Title:	Vice President

MIDCO:	BROADCAST MEDIA PARTNERS HOLDINGS, INC.

	By:	*
	Name:	James C. Carlisle
	Title:	Vice President

ACQUISITION SUB:	UMBRELLA ACQUISITION, INC.

	By:	*
	Name:	James C. Carlisle
	Title:	Vice President

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

/s/ James C. Carisle
Name:	James C. Carlisle
Title:	Vice President

SIGNATURE PAGE TO MANAGEMENT AGREEMENT

MADISON DEARBORN PARTNERS IV, L.P.

By:	Madison Dearborn Partners, LLC, its General Partner

By:
Name:	James N. Perry, Jr.
Its:	Managing Director

MADISON DEARBORN PARTNERS V-B, L.P.

By:	Madison Dearborn Partners, LLC, its General Partner

By:	/s/ James N. Perry, Jr.
Name:	James N. Perry, Jr.
Its:	Managing Director

SIGNATURE PAGE TO MANAGEMENT AGREEMENT

PROVIDENCE EQUITY PARTNERS V INC.

By:
Name:	Mark Masiello
Title:	Managing Director

PROVIDENCE EQUITY PARTNERS L.L.C.

By:	/s/ Mark Masiello
Name:	Mark Masiello
Title:	Managing Director

SIGNATURE PAGE TO MANAGEMENT AGREEMENT

KSF CORP.

By:	/s/ Adam Chesnoff
Name:	Adam Chesnoff
Title:	President

SIGNATURE PAGE TO MANAGEMENT AGREEMENT

THL MANAGERS VI, LLC

By:	Thomas H. Lee Partners, L.P., its Managing Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	/s/ Scott Sperling
Name:	Scott Sperling
Title:	Managing Director

SIGNATURE PAGE TO MANAGEMENT AGREEMENT

TPG CAPITAL, L.P.

By:	Tarrant Capital, LLC, its General Partner

By:	/s/ Clive D. Bode
Name:	Clive D. Bode
Title:	Vice President

SIGNATURE PAGE TO MANAGEMENT AGREEMENT

SCHEDULE 1

Managers’ Pro Rata Percentage

MDPIV:	10.26081%
MDPV:	13.05324%
PEPV:	13.71127%
PEPVI:	9.60278%
SCG:	6.74381%
THL:	23.31405%
TPG:	23.31405%

SCHEDULE 2

Funds Flow Memo

SCHEDULE 3

Managers’ Bank Accounts

MANAGER	BANK ACCOUNT

Madison Dearborn Partners IV, L.P.	Northern Trust
ABA #: 071000152
A/C #: 46116

Madison Dearborn Partners V-B, L.P.	JP Morgan Chase
ABA #: 021000021
A/C #: 719532889

Providence Equity Partners V Inc.	Bank of America
111 Westminster Street
Providence, RI 02903
ABA #: 026009593
A/C #: 94-9509-6913

Providence Equity Partners L.L.C.	Bank of America
111 Westminster Street
Providence, RI 02903
ABA #: 026009593
A/C #: 39-4055-7474

KSF Corp.	City National Bank
2029 Century Park East, 2nd Floor
Los Angeles, CA 90067
ABA #: 122016066
A/C #: 112-091327

THL Managers VI LLC	Bank of America
ABA #: 026009593
A/C #: 00460-528-6131
Reference: Univision Fee

TPG Capital, L.P.	JP Morgan Chase Bank
New York, NY
ABA #: 021000021
A/C #: 722602604
Account Name: TPG Capital, L.P.